 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 4, 2009

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710054
(Zip Code)

86-029-82582632
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

On June 3, 2009, China Housing & Land Development, Inc. (the “Company”), entered into a settlement agreement and general release (the “Agreement”) with William Xin,  the Company’s former Chief Financial Officer. Pursuant to the Agreement, the Company paid Mr. Xin US$18,000, which represented six months of his base salary, less applicable payroll deductions. In addition, KANA will pay Mr. Xin US$82,000, upon, based on the Company’s sole discretion, the satisfactory performance of this Agreement within 30 days after September 1, 2009. Mr. Xin provided the Company and its affiliates with a general release of claims and covenant not to sue.  Mr. Xin did not have any disagreements with the Company prior to his termination from the Chief Financial Officer position.

On June 3, 2009, Mr. Cangsang Huang was appointed the Acting Chief Financial Officer of the Company. Mr. Huang most recently served as Assistant CFO of the Company, a position he had held since October 2008 where he was responsible for oversight of the Company’s financial department.  Mr. Huang started his investment banking career at Cantor Fitzgerald in 2006 and played an active role in several public financings for companies in the transportation/shipping sectors as well as several U.S. listed publicly-traded Chinese companies.  While at Cantor, he completed 12 transactions, totaling over $1 billion in aggregate transaction value. Since 2007, Mr. Huang worked for Merriman Curhan & Ford Inc. followed by Collins Stewart LLC.  He helped set up Merriman and Collins Stewart’s China banking practice and participated in several China related financing transactions, including General Steel (NYSE: GSI) and FUQI International (Nasdaq: FUQI).  From 2001 to 2004, Mr. Huang worked in Guangzhou, China with China Communication Construction Company Limited (1800.HK) as a project manager where he provided financial advisory services to both private and state-owned companies and participated in multiple multi-billion RMB infrastructure projects. Mr. Huang graduated from Shanghai Maritime University with a degree in transportation economics and has a Master’s degree in Statistics from Columbia University. Mr. Huang is a CFA Level III candidate and has his NASD Series 7 & 63 licenses.

Item 7.01 Regulation FD Disclosure.

On, June 4, 2009, the Company issued a press release announcing the appointment of Mr. Cangsang Huang as the new Acting Chief Financial Officer. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Copy of News Release of the Company, dated June 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.

Dated: June 4, 2009	By:	/s/ Lu Pingji
Lu Pingji
Chairman of the Board